EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB/A of China Mobility Solutions, Inc. (the "Company") for the nine months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Angela Du, Chief Executive Officer, and Ernest Cheung, Chief Accounting Officer of the Company, individually certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Angela Du
Dated: May 10, 2006	Angela Du Director, President, Chief Executive Officer and Principal Accounting Officer /s/ Ernest Cheung
Dated: May 10, 2006	Ernest Cheung Director and Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Mobility Solutions, Inc. and will be retained by China Mobility Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.